                                                                    Exhibit 11.0

                            BTU INTERNATIONAL , INC.
        CALCULATION OF NET INCOME PER COMMON AND COMMON EQUIVALENT SHARE
             (Dollars in thousands, except share and per share data)


                                                                         FOR THE THREE MONTHS ENDED
                                                                       -------------------------------
                                                                         March 31,        April 1,
                                                                           2002             2001
------------------------------------------------------------------------------------------------------

Net (loss) income                                                        $(1,300)              $77

Net income applicable to
  common stockholders                                                   $(1,300)               $77
                                                                        ========               ===
Weighted average number of shares outstanding
   Basic Shares                                                        6,840,693         6,938,860

   Effect of Dilutive Options                                                  0           312,013
                                                                               -           -------

   Diluted Shares                                                      6,840,693         7,250,873
                                                                       =========         =========

Earnings Per Share

   Basic                                                                 $(0.19)             $0.01
                                                                         =======             =====

   Diluted                                                               $(0.19)             $0.01
                                                                         =======             =====




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